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                                                                  EXHIBIT 5.1(a)


                         [DTE ENERGY COMPANY LETTERHEAD]





                                              November 29, 2001


DTE Energy Company
2000 2nd Avenue
Detroit, Michigan 48226

Ladies and Gentlemen:

         Reference is made to the registration statement on Form S-3 (the "Registration Statement") filed by DTE Energy Company, a Michigan corporation (the "Company"), and DTE Energy Trust I, a Delaware business trust ("DTE Energy Trust I"), and DTE Energy Trust II, a Delaware business trust ("DTE Energy Trust II", and together with the DTE Trust I, the "DTE Energy Trusts"), with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended (the "Securities Act"), of up to $650,000,000 aggregate initial public offering price of (i)(a) shares of common stock, without par value (the "Common Stock"), of the Company, (b) debt securities (the "Debt Securities") of the Company, which may be convertible into shares of Common Stock or exchangeable into other securities, (c) contracts to purchase Common Stock (the "Purchase Contracts"), (d) units consisting of Purchase Contracts and Debt Securities and/or trust preferred securities (the "Preferred Securities") issued by a DTE Energy Trust, U.S. Treasury securities or other securities (the "Units"), and (e) Preferred Securities of the DTE Energy Trusts and (ii) the guarantees (the "Guarantees") of the Company with respect to the Preferred Securities (the $650,000,000 aggregate initial offering price of securities being in addition to $350,000,000 aggregate initial offering price of securities previously registered on registration statement no. 333-58834).

         The Debt Securities will be issued under an Amended and Restated Indenture dated as of April 9, 2001, as amended, supplemented or modified from time to time, between the Company and The Bank of New York, as trustee (the "Indenture").

         I, as Associate General Counsel of the Company, in conjunction with the members of the Legal Department of the Company, have examined such certificates, instruments and documents and reviewed such questions of law as I have considered necessary or appropriate for the purposes of this opinion.

         Based upon the foregoing examination and review, it is my opinion that:

         1. The Company is duly incorporated and validly existing as a corporation under the laws of the State of Michigan.


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November 29, 2001
DTE Energy Company
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         2. The issuance of shares of Common Stock has been duly authorized by all requisite action (corporate or otherwise) of the Company, and when such shares of Common Stock shall have been duly issued and delivered by the Company against payment of the consideration therefor and in accordance with such corporate action, such Common Stock will be validly issued, fully paid and non-assessable.

         3. The issuance of the Purchase Contracts and Units has been duly authorized by all requisite action (corporate or otherwise) of the Company, and when such Purchase Contracts or Units, as the case may be, shall have been issued and delivered in accordance with the terms and provisions thereof against payment of the consideration therefor, the Purchase Contracts and/or Units will be valid and legally binding obligations of the Company.

         4. The issuance of Debt Securities has been duly authorized by all requisite action (corporate or otherwise) by the Company, and when the applicable supplemental indenture, supplementing the Indenture pursuant to which the Debt Securities are to be issued, shall have been duly executed and delivered, and the individual series of Debt Securities shall have been duly executed, authenticated, issued and delivered against payment therefor, the Debt Securities will be validly issued and legally binding obligations of the Company.

         5. The issuance of the Guarantees has been duly authorized by all requisite action (corporate or otherwise) of the Company, and when the Guarantees shall have been duly executed and delivered by the parties thereto, the Guarantees will be valid and legally binding obligations of the Company.

         I am qualified to practice law in the State of Michigan, and in rendering this opinion, my examination of matters of law has been limited to, and I express no opinion as to the laws of any jurisdictions other than, the laws of the State of Michigan and the Federal laws of the United States. Sidley Austin Brown & Wood LLP may rely on this opinion as to matters of Michigan law in rendering their opinion of even date herewith.

         I consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the caption "Legal Matters" in the Prospectus, forming a part of the Registration Statement. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act.

                                                Very truly yours,



                                                /s/ Thomas A. Hughes
                                                ------------------------
                                                 Thomas A. Hughes
                                                 Associate General Counsel